Exhibit 99.1

LIONSGATE REPORTS EBITDA OF $16.3 MILLION AND REVENUE OF
$323.0 MILLION FOR THIRD QUARTER OF FISCAL YEAR 2012; NET LOSS
IS $1.7 MILLION OR ($0.01) PER BASIC SHARE

SANTA MONICA, CA, and VANCOUVER, BC, February 9, 2012 — Lionsgate (NYSE: LGF) today reported revenue of $323.0 million, EBITDA of $16.3 million and net loss of $1.7 million or $(0.01) per basic common share for the third quarter of fiscal year 2012 (quarter ended December 31, 2011).

EBITDA of $16.3 million for the third quarter compared to EBITDA of $10.2 million in the prior year’s third quarter.  The improvement was attributable in part to a significant increase in equity interest income as the Company’s share in EPIX contributed net profit of $7.3 million in the quarter compared to a net loss of $11.1 million in the prior year’s third quarter, offsetting decreased operating income in the quarter due to lower revenues.

Net loss of $1.7 million for the third quarter compared to net loss of $6.0 million in the prior year’s third quarter.  The improvement was attributable to higher EBITDA as discussed above partially offset by higher interest expense in the quarter.

Basic net loss per common share for the third quarter was $0.01 on 126.5 million weighted average common shares outstanding, compared to basic net loss per common share of $0.04 on 136.7 million weighted average common shares outstanding in the prior year’s third quarter.

Revenue in the third quarter decreased by $99.9 million from the prior year’s third quarter, as the Company had no wide theatrical releases in the quarter compared to three wide theatrical releases in the prior year quarter and the home entertainment release slate compared to the prior year quarter that included the home entertainment release of the hit theatrical title The Expendables.

Shortly after the close of the quarter, Lionsgate acquired Summit Entertainment on January 13, 2012.  The first financial results of the combined entity will be reported in the Company’s fiscal year end and fourth quarter financial results.

“We had no wide theatrical releases in the quarter, but we received solid contributions from our other operating divisions and another strong performance by EPIX,” said Lionsgate Chief Executive Officer Jon Feltheimer. “We’re very excited about the opportunities created by our recent acquisition of Summit Entertainment.  The February 11 home entertainment release of Twilight Saga Breaking Dawn 1, the March 23 theatrical release of Hunger Games and the November 16 theatrical release of Twilight Saga Breaking Dawn 2 lead a strong combined slate that we believe will enable us to deliver increased consistency, profitability and value to our shareholders.”

Overall motion picture revenue for the third quarter was $233.3 million, a decline of 29% from the prior year’s third quarter.  Within the motion picture segment, theatrical revenue was $8.4 million in the quarter compared to $53.8 million in the prior year’s third quarter as the Company had no wide theatrical releases in the most recent quarter.

Lionsgate’s home entertainment revenue from both motion pictures and television was $162.9 million in the quarter, a decrease from the prior year’s third quarter attributable primarily to the strength of the theatrical titles in home entertainment release in the prior year quarter noted above.

Television revenue included in motion picture revenue was $22.6 million in the quarter, a decline from the prior year’s third quarter due to timing as the slate of one new wide release theatrical title licensed to pay TV in the quarter compared to three new wide release theatrical titles licensed to pay TV in the prior year’s third quarter.

International motion picture revenue of $14.6 million (excluding Lionsgate U.K.) for the quarter decreased from the prior year’s third quarter as only one wide release theatrical title was released internationally compared to three wide release theatrical titles in the prior year’s third quarter.

Lionsgate U.K. revenue of $16.6 million decreased from the prior year’s third quarter due to fewer titles and composition of the slate compared to a slate in the prior year third quarter that included The Expendables, Killers and Saw 3D.

Mandate Pictures’ revenue of $40.1 million in the quarter increased from the prior year’s third quarter as A Very Harold & Kumar 3D Christmas and Young Adult compared favorably to the slate in the prior year’s third quarter.

Television production revenue of $89.7 million decreased 7% from the prior year’s third quarter as fewer television episodes were delivered domestically and internationally compared to the prior year quarter, offsetting a strong increase in revenue from home entertainment releases of television programming driven by electronic media revenue from the first five seasons of the television series Weeds.

Digital and on demand revenue for the quarter was $62.4 million, an 80% increase from the prior year’s third quarter.

Lionsgate’s filmed entertainment backlog reached a record $607.5 million at December 31, 2011, the fifth consecutive quarter of increased backlog.  Filmed entertainment backlog represents the amount of future revenue not yet recorded from contracts for the licensing of films and television product for television exhibition and in international markets.

Lionsgate’s general and administrative expenses in the third quarter of $35.8 million were essentially unchanged from the prior year third quarter as transaction costs associated with the acquisition of Summit Entertainment and increases in share-based compensation associated with the Company’s increased stock price offset reductions in costs related to shareholder activism as well as an 8% decline in other G&A expenses.

Lionsgate senior management will hold its analyst and investor conference call to discuss its third quarter financial results at 9:00 A.M. ET/6:00 A.M. PT on Friday, February 10, 2012. Interested parties may participate live in the conference call by calling 1-877-260-8900 (612-332-0720 outside the U.S. and Canada).  A full digital replay will be available from Friday morning, February 10, through Friday, February 17, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 236751.

About Lionsgate

Lionsgate is a leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution, new channel platforms and international distribution and sales. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming and an array of channel assets.  Lionsgate currently has 15 shows on more than 10 networks spanning its prime time production, distribution and syndication businesses, including such critically-acclaimed hits as the multiple Emmy Award-winning “Mad Men”, “Weeds” and “Nurse Jackie” along with the comedy “Blue Mountain State,” the Golden Globe-winning drama “Boss” and the syndication successes “Tyler Perry’s House Of Payne”, its spinoff “Meet The Browns”, “The Wendy Williams Show” and “Are We There Yet?”.

Its feature film business has been fueled by such recent successes as THE LINCOLN LAWYER, TYLER PERRY’S MADEA’S BIG HAPPY FAMILY, THE EXPENDABLES, MARGIN CALL, THE LAST EXORCISM and the critically-acclaimed PRECIOUS, which won two Academy Awards®. With the January 2012 acquisition of Summit Entertainment, the Company now has the two leading young adult franchises — the blockbuster TWILIGHT SAGA, which has grossed more than $2.5 billion at the worldwide box office, and the HUNGER GAMES franchise, whose first film will be released on March 23.  Recent Summit hits include RED, LETTERS TO JULIET, KNOWING, the STEP UP franchise and the Academy Award winning Best Picture THE HURT LOCKER.

Lionsgate’s home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 13,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world.

***

www.lionsgate.com

For further information, please contact:

Peter D. Wilkes

310-255-3726

pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facilities and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2011,and Lionsgate’s Quarterly Report on Form 10-Q, filed with the SEC on February 9, 2012, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2011	2011
	(Amounts in thousands,
	except share amounts)

ASSETS
Cash and cash equivalents	$52,851	$86,419
Restricted cash	26,496	43,458
Accounts receivable, net of reserve for returns and allowances of $74,047 (March 31, 2011 - $90,715) and provision for doubtful accounts of $2,352 (March 31, 2011 - $2,427)	423,117	330,624
Investment in films and television programs, net	802,872	607,757
Property and equipment, net	8,359	9,089
Equity method investments	159,919	150,585
Goodwill	233,201	239,254
Other assets	55,419	46,322
Assets held for sale	—	44,336
Total assets	$1,762,234	$1,557,844

LIABILITIES
Senior revolving credit facility	$94,500	$69,750
Senior secured second-priority notes	431,334	226,331
Accounts payable and accrued liabilities	184,000	230,989
Participations and residuals	280,314	297,482
Film obligations and production loans	463,381	326,440
Convertible senior subordinated notes and other financing obligations	71,340	110,973
Deferred revenue	199,446	150,937
Liabilities held for sale	—	17,396
Total liabilities	1,724,315	1,430,298

Commitments and contingencies

SHAREHOLDERS’ EQUITY

Common shares, no par value, 500,000,000 shares authorized, 137,562,995 and 136,839,445 shares issued at December 31, 2011 and March 31, 2011, respectively	648,492	643,200
Accumulated deficit	(528,282)	(514,230)
Accumulated other comprehensive loss	(5,203)	(1,424)
	115,007	127,546
Treasury shares, no par value, 11,040,493 shares at December 31, 2011 (March 31, 2011 - nil)	(77,088)	—
Total shareholders’ equity	37,919	127,546
Total liabilities and shareholders’ equity	$1,762,234	$1,557,844

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
	(Amounts in thousands,
	except per share amounts)

Revenues	$323,026	$422,905	$942,366	$1,205,805
Expenses:
Direct operating	201,957	204,691	547,659	600,480
Distribution and marketing	72,806	158,978	279,194	461,480
General and administration	35,801	35,938	93,151	134,335
Gain on sale of asset disposal group	—	—	(10,967)	—
Depreciation and amortization	688	1,409	2,603	4,485
Total expenses	311,252	401,016	911,640	1,200,780
Operating income	11,774	21,889	30,726	5,025
Other expenses (income):
Interest expense
Contractual cash based interest	14,468	9,974	40,343	29,679
Amortization of debt discount (premium) and deferred financing costs	2,767	3,389	10,796	12,056
Total interest expense	17,235	13,363	51,139	41,735
Interest and other income	(490)	(329)	(1,860)	(1,082)
Loss on extinguishment of debt	—	—	967	14,505
Total other expenses, net	16,745	13,034	50,246	55,158
Income (loss) before equity interests and income taxes	(4,971)	8,855	(19,520)	(50,133)
Equity interests income (loss)	3,821	(13,144)	8,325	(45,566)
Loss before income taxes	(1,150)	(4,289)	(11,195)	(95,699)
Income tax provision	585	1,728	2,857	4,045
Net loss	$(1,735)	$(6,017)	$(14,052)	$(99,744)

Basic and Diluted Net Loss Per Common Share	$(0.01)	$(0.04)	$(0.11)	$(0.77)

Weighted average number of common shares outstanding:
Basic and Diluted	126,451	136,661	132,389	129,338

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
	(Amounts in thousands)
Operating Activities:
Net loss	$(1,735)	$(6,017)	$(14,052)	$(99,744)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation of property and equipment	618	1,201	2,383	3,595
Amortization of intangible assets	70	208	220	890
Amortization of films and television programs	135,997	138,095	355,211	400,583
Amortization of debt discount (premium) and deferred financing costs	2,767	3,389	10,796	12,056
Non-cash stock-based compensation	2,797	2,039	7,599	26,391
Gain on sale of asset disposal group	—	—	(10,967)	—
Loss on extinguishment of debt	—	—	967	14,505
Equity interests (income) loss	(3,821)	13,144	(8,325)	45,566
Changes in operating assets and liabilities:			—	—
Restricted cash	(6,003)	(1,716)	17,993	(18,699)
Accounts receivable, net	(33,547)	(58,669)	(56,928)	(105,039)
Investment in films and television programs	(118,422)	(107,485)	(551,806)	(421,148)
Other assets	176	(1,024)	1,698	(1,458)
Accounts payable and accrued liabilities	(67,192)	2,471	(51,767)	32,375
Participations and residuals	(28,172)	(9,527)	(15,841)	(21,169)
Film obligations	41,393	(9,826)	52,391	(17,572)
Deferred revenue	3,784	12,866	48,576	33,232
Net Cash Flows Used In Operating Activities	(71,290)	(20,851)	(211,852)	(115,636)
Investing Activities:
Purchases of restricted investments	—	(7,000)	—	(13,993)
Proceeds from the sale of restricted investments	—	13,994	—	20,989
Buy-out of the earn-out associated with the acquisition of Debmar-Mercury, LLC	—	—	—	(15,000)
Proceeds from the sale of asset disposal group, net of transaction costs and cash disposed of $3,943	—	—	9,119	—
Investment in equity method investees	(202)	(2,000)	(1,030)	(24,677)
Increase in loans receivable	—	—	(1,500)	—
Repayment of loans receivable	—	1,000	—	8,113
Purchases of property and equipment	(296)	(295)	(1,549)	(1,187)
Net Cash Flows Provided By (Used In) Investing Activities	(498)	5,699	5,040	(25,755)
Financing Activities:
Exercise of stock options	151	—	151	—
Tax withholding requirements on equity awards	(698)	(654)	(2,630)	(12,919)
Repurchase of common shares	—	—	(77,088)	—
Borrowings under senior revolving credit facility	110,000	138,750	263,650	481,750
Repayments of borrowings under senior revolving credit facility	(38,500)	(101,500)	(238,900)	(274,500)
Borrowings under individual production loans	63,278	15,893	198,148	100,203
Repayment of individual production loans	(11,112)	(39,911)	(133,998)	(143,297)
Production loan borrowings under film credit facility	10,712	12,462	43,714	17,721
Production loan repayments under film credit facility	(14,331)	(29,883)	(23,518)	(31,507)
Change in restricted cash collateral associated with financing activities	3,043	11,340	—	3,087
Proceeds from sale of senior secured second-priority notes, net of deferred financing costs	—	—	201,955	—
Repurchase of senior secured second-priority notes	—	—	(9,852)	—
Repurchase of convertible senior subordinated notes	(26,583)	—	(46,059)	—
Net Cash Flows Provided By Financing Activities	95,960	6,497	175,573	140,538
Net Change In Cash And Cash Equivalents	24,172	(8,655)	(31,239)	(853)
Foreign Exchange Effects on Cash	(847)	87	(2,329)	1,189
Cash and Cash Equivalents - Beginning Of Period	29,526	78,146	86,419	69,242
Cash and Cash Equivalents - End Of Period	$52,851	$69,578	$52,851	$69,578

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET LOSS TO EBITDA, AS DEFINED AND EBITDA, AS ADJUSTED

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
	(Amounts in thousands)

Net loss	$(1,735)	$(6,017)	$(14,052)	$(99,744)
Depreciation and amortization	688	1,409	2,603	4,485
Contractual cash paid interest expense	14,468	9,974	40,343	29,679
Noncash interest expense	2,767	3,389	10,796	12,056
Interest and other income	(490)	(329)	(1,860)	(1,082)
Income tax provision	585	1,728	2,857	4,045
EBITDA (1)	$16,283	$10,154	$40,687	$(50,561)

Gain on sale of asset disposal group	—	—	(10,967)	—
Loss on extinguishment of debt	—	—	967	14,505
Equity interests (income) loss	(3,821)	13,144	(8,325)	45,566
Stock-based compensation (2)	4,745	191	9,732	29,975
EBITDA attributable to TV Guide Network	(500)	2,064	(95)	6,522
Acquisition related charges	2,325	—	2,325	—
Corporate defense charges	3,091	7,945	1,044	20,449
Non-risk prints and advertising expense	569	(4,595)	78	(25,654)
EBITDA, as adjusted	$22,692	$28,903	$35,446	$40,802

(1)         The definition of EBITDA has been revised to conform strictly to the acronym of earnings before interest, income taxes, and depreciation and amortization. EBITDA as previously reported also excluded the gain on sale of asset disposal group, losses on extinguishment of debt, and equity interests. These items are now included in EBITDA and excluded in the EBITDA, as adjusted, presentation. Accordingly, EBITDA, as adjusted, has not changed from amounts previously reported.

(2)         The nine months ended December 31, 2010 includes $21.9 million in additional compensation expense associated with the immediate vesting of certain equity awards held by certain executive officers as a result of the triggering of “change in control” provisions in their respective employment agreements, which occurred on June 30, 2010.

EBITDA is defined as earnings before interest, income tax provision, and depreciation and amortization.  EBITDA is a non-GAAP financial measure.

EBITDA, as adjusted represents EBITDA as defined above adjusted for gain on sale of asset disposal group, losses on extinguishment of debt, equity interests, stock-based compensation, EBITDA attributable to TV Guide Network, acquisition related charges, certain corporate defense and related charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. EBITDA attributable to TV Guide Network represents the Company’s 51% share of TV Guide Network’s EBITDA for the three and nine months ended December 31, 2011 and 2010. Acquisition related charges represent legal fees, other professional fees, and certain other costs associated with the acquisition of Summit Entertainment, LLC on January 13, 2012. Corporate defense and related charges represent legal fees, other professional fees, and certain other costs associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed. The amount is subtracted from EBITDA in the three and nine months ended December 31, 2011 and 2010 because there was no non-risk prints and advertising expense incurred and the amount represents the estimated amortization of participation expense that would have been recorded if such prior period amounts had not been expensed.

Management believes EBITDA and EBITDA, as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and EBITDA, as adjusted is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and EBITDA, as adjusted to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA and EBITDA, as adjusted do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF FREE CASH FLOW, AS DEFINED

TO NET CASH FLOWS USED IN OPERATING ACTIVITIES

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
	(Amounts in thousands)

Net Cash Flows Used In Operating Activities	$(71,290)	$(20,851)	$(211,852)	$(115,636)
Purchases of property and equipment	(296)	(295)	(1,549)	(1,187)
Net borrowings under and (repayment) of production loans	48,547	(41,439)	84,346	(56,880)
Restricted cash held in trust	(13,992)	(95)	(13,992)	15,815
Free Cash Flow, as defined	$(37,031)	$(62,680)	$(143,047)	$(157,888)

Free cash flow is defined as net cash flows used in operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans including production loan activity under the Company’s Film Credit Facility, plus the net increase (decrease) in restricted cash held in a trust to fund the Company’s cash severance obligations that would be due to certain executive officers should their employment be terminated “without cause,” (as defined), in connection with a “change in control” of the Company, (as defined in each of their respective employment contracts). For purposes of the employment agreements with such executive officers, a “change in control” occurred on June 30, 2010 when a certain shareholder became the beneficial owner of 33% or more of the Company’s common shares. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.

Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.

Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF EBITDA, AS DEFINED

TO FREE CASH FLOW, AS DEFINED

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
	(Amounts in thousands)

EBITDA	$16,283	$10,154	$40,687	$(50,561)

Plus: Amortization of film and television programs	135,997	138,095	355,211	400,583
Less: Cash paid for film and television programs (1)	(28,482)	(158,750)	(415,069)	(495,600)
Amortization of (cash paid for) film and television programs in excess of cash paid (amortization)	107,515	(20,655)	(59,858)	(95,017)

Plus: Non-cash stock-based compensation	2,797	2,039	7,599	26,391
Less: Gain on sale of asset disposal group	—	—	(10,967)	—
Less: Equity interests (income) loss	(3,821)	13,144	(8,325)	45,566
Plus: Loss on extinguishment of debt	—	—	967	14,505

EBITDA adjusted for net investment in film and television programs, non-cash stock-based compensation, gain on sale of asset disposal group, equity interests (income) loss and loss on extinguishment of debt	122,774	4,682	(29,897)	(59,116)

Changes in other operating assets and liabilities:
Restricted cash excluding funds held in trust	(19,995)	(1,811)	4,001	(2,884)
Accounts receivable, net	(33,547)	(58,669)	(56,928)	(105,039)
Other assets	176	(1,024)	1,698	(1,458)
Accounts payable and accrued liabilities	(67,192)	2,471	(51,767)	32,375
Participations and residuals	(28,172)	(9,527)	(15,841)	(21,169)
Deferred revenue	3,784	12,866	48,576	33,232
	(144,946)	(55,694)	(70,261)	(64,943)

Purchases of property and equipment	(296)	(295)	(1,549)	(1,187)
Interest, taxes and other (2)	(14,563)	(11,373)	(41,340)	(32,642)

Free Cash Flow, as defined	$(37,031)	$(62,680)	$(143,047)	$(157,888)

(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:

Change in investment in film and television programs	(118,422)	(107,485)	(551,806)	(421,148)
Change in film obligations	41,393	(9,826)	52,391	(17,572)
Borrowings under individual production loans	63,278	15,893	198,148	100,203
Repayment of individual production loans	(11,112)	(39,911)	(133,998)	(143,297)
Production loan borrowings under film credit facility	10,712	12,462	43,714	17,721
Production loan repayments under film credit facility	(14,331)	(29,883)	(23,518)	(31,507)
Total cash paid for film and television programs	(28,482)	(158,750)	(415,069)	(495,600)

(2) Interest, taxes and other consists of the following:

Contractual cash based interest	(14,468)	(9,974)	(40,343)	(29,679)
Interest and other income	490	329	1,860	1,082
Income tax provision	(585)	(1,728)	(2,857)	(4,045)
Total interest, taxes and other	(14,563)	(11,373)	(41,340)	(32,642)

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.